Exhibit 99(ii)

Atmospheric Glow Technologies, Inc. And Atmospheric Glow Technologies, LLC

Unaudited Pro Forma Combined Condensed Balance Sheet

As Of December 31, 2003

	Atmospheric Glow Technologies, Inc. (formerly Tice Technology, Inc.	Disposal Adjustments	Adjusted Atmospheric Glow Technologies, Inc. (formerly Tice Technology, Inc.	Atmospheric Glow Technologies, LLC	Acquisition Adjustments	Pro Forma
	(unaudited)		(unaudited)
Assets

Cash	$2,946	$—	$2,946	$116,849	$351,055	$470,850
Accounts receivables	—	—	—	231,758	—	231,758
Advances to Atmospheric Glow Technologies, LLC	3,262,500	—	3,262,500	—	(3,262,500)	—
Prepaid expenses and other current assets	—	—	—	5,938	—	5,938
Assets of discontinued operations	339,594	(339,594)	—	—	—	—

Total current assets	3,605,040	(339,594)	3,265,446	354,545	(2,911,445)	708,546

Restricted cash	—	—	—	—	—	—

Property and equipment, net	—	—	—	590,328	—	590,328

Note receivable	209,000	—	209,000	—	(209,000)	—
Intangible assets, net	150,255	—	150,255	1,513,479	—	1,663,734
Other assets	—	—	—	10,995	—	10,995
Assets of discontinued operations	—	—	—	—	—	—

Total assets	$3,964,295	$(339,594)	$3,624,701	$2,469,347	$(3,120,445)	$2,973,603

Liabilities and Stockholders’ (Deficit) Equity

Current portion of notes payable	$4,478,616	$—	$4,478,616	$—	$(4,178,616)	$300,000
Current portion of notes payable to related parties	1,328,750	1,300,000	2,628,750	3,487,500	(6,116,250)	—
Obligations under sale agreements	—	628,293	628,293	—	(628,293)	—
Accounts payable	279,710	—	279,710	136,676	—	416,386
Accrued liabilities	673,876	—	673,876	135,574	12,513	821,963
Current portion of capital lease obligation	—	—	—	22,426	—	22,426
Liabilities of discontinued operations	2,257,029	(2,257,029)	—	—	—	—

Total current liabilities	9,017,981	(328,736)	8,689,245	3,782,176	(10,910,646)	1,560,775

Deferred compensation to members	—	—	—	179,423	(149,423)	30,000
Notes payable to related parties, less current portion	565,721	—	565,721	—	—	565,721
Capital lease obligation, less current portion	—	—	—	27,979	—	27,979
Liabilities of discontinued operations	18,442	(18,442)	—	—	—	—

Total liabilities	9,602,144	(347,178)	9,254,966	3,989,578	(11,060,069)	2,184,475

Stockholders’ (deficit) equity	(5,637,849)	7,584	(5,630,265)	(1,520,231)	7,939,624	789,128

Total liabilities and stockholders’ (deficit) and equity	$3,964,295	$(339,594)	$3,624,701	$2,469,347	$(3,120,445)	$2,973,603

Atmospheric Glow Technologies, Inc. And Atmospheric Glow Technologies, LLC

Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

As of December 31, 2003

BASIS OF PRESENTATION

The accompanying unaudited pro forma combined condensed financial statements (the “Statements”) give effect to the acquisition by Atmospheric Glow Technologies, Inc., formerly Tice Technologies, Inc. (“AGT”) and its subsidiaries, Tice Engineering and Sales, Inc. (“TES”) and LandOak Company, Inc. (“LandOak”), of Atmospheric Glow Technologies, LLC (“A-G Tech”), and the effect of the disposal of LandOak by Tice. This acquisition and disposal (the “Transaction”) occurred on March 5, 2004 with an effective date of February 29, 2004. The accompanying Statements include the combined condensed December 31, 2003, balance sheet for AGT and A-G Tech. Unaudited pro forma combined condensed statements of operations have been omitted as they are the historical financial statements of A-G Tech presented elsewhere here-in will become the historical financial statements of AGT due to the transaction being accounted for as a reverse merger.

The December 31, 2003 financial statements for AGT used in the pro forma are unaudited. The December 31, 2003 financial statements for A-G Tech used in the pro forma information have been audited. In the opinion of management, the unaudited financial statements used in the pro forma information reflect all adjustments necessary to present fairly the respective pro forma combined condensed financial statements. Such adjustments consist only of normal recurring accruals and adjustments and intercompany eliminations.

The Statements reflect accounting for this Transaction as a reverse acquisition, except that no goodwill or other intangibles are recorded. That is, the Transaction, after AGT’s disposition of LandOak, is equivalent to the issuance of stock by A-G Tech for the net monetary assets of AGT, accompanied by a recapitalization.

These Statements should be read in conjunction with the audited financial statements and related notes for both of AGT and A-G Tech.

PRO FORMA COMBINED CONDENSED FINANCIAL DATA

The unaudited pro forma combined condensed balance sheet as of December 31, 2003, is based on the historical balance sheets of AGT and A-G Tech and is presented as if the reverse acquisition had occurred as of December 31, 2003. These Statements are based on the assumptions and adjustments described in the accompanying notes and should be read in conjunction with the audited financial statements of AGT and A-G Tech. These Statements are based on historical information and not necessarily indicative of the financial position that would have been reported had such events actually occurred on the date specified, nor is it indicative of the merged Company’s financial future.

B-2

Note 1 – Adjustments to the Unaudited Pro Forma Combined Condensed Balance Sheet

The following table summarizes eliminations and adjustments made to the unaudited pro forma combined condensed balance sheet:

Atmospheric Glow Technologies, Inc. And Atmospheric Glow Technologies, LLC

Adjustments to Unaudited Pro Forma Combined Condensed Balance Sheet

As of December 31, 2003

		Acquisition Adjustments
	(A1) Sale of LandOak	(A2) Elimination Entries	(A3) Fund Raising	(A4) Conversion of Notes	Total Acquisition Adjustments
Assets

Cash	$—	$(75,000)	$426,055	$—	$351,055
Accounts receivables	—	—	—	—	—
Advances to Atmospheric Glow Technologies, LLC	—	(3,262,500)	—	—	(3,262,500)
Prepaid expenses and other current assets	—	—	—	—	—
Assets of discontinued operations	(339,594)	—	—	—	—

Total current assets	(339,594)	(3,337,500)	426,055	—	(2,911,445)

Restricted cash	—	—	—	—	—

Property and equipment, net	—	—	—	—	—

Note receivable	—	—	—	(209,000)	(209,000)
Intangible assets, net	—	—	—	—	—
Debt issuance cost, net	—	—	—	—	—
Assets of discontinued operations	—	—	—	—	—

Total assets	$(339,594)	$(3,337,500)	$426,055	$(209,000)	$(3,120,445)

Liabilities and Stockholders’ Deficit

Current portion of notes payable	$—	$(50,000)	$426,055	$(4,554,671)	$(4,178,616)
Current portion of notes payable to related parties	1,300,000	(3,262,500)	—	(2,853,750)	(6,116,250)
Obligations under sale agreements	628,293	—	—	(628,293)	(628,293)
Accounts payable	—	—	—	—	—
Accrued liabilities	—	—	408,758	(396,245)	12,513
Current portion of capital lease obligation	—	—	—	—	—
Liabilities of discontinued operations	(2,257,029)	—	—		—

Total current liabilities	(328,736)	(3,312,500)	834,813	(8,432,959)	(10,910,646)

Deferred compensation to members	—	(149,423)	—	—	(149,423)
Notes payable to related parties, less current portion	—	—	—	—	—
Liabilities of discontinued operations	(18,442)	—	—	—	—

Total liabilities	(347,178)	(3,461,923)	834,813	(8,432,959)	(11,060,069)

Stockholders’ deficit	7,584	124,423	(408,758)	8,223,959	7,939,624

Total liability and stockholders’ deficit	$(339,594)	$(3,337,500)	$426,055	$(209,000)	$(3,120,445)

B-3

Note 1 – Adjustments to the Unaudited Pro Forma Combined Condensed Balance Sheet (continued)

Eliminations and Adjustments:

(A1)	Represents the elimination of assets and liabilities of LandOak Company, Inc. (“LandOak”) the stock of which is being sold to Patrick Martin and Michael Atkins (Tice directors) as a condition of the reverse acquisition of the Company with A-G Tech. The Company’s intercompany obligation of $628,293 to LandOak remains as an obligation payable to the purchaser under the terms of stock sale agreement and is convertible into Common Stock at a rate of $0.11 per share at the option of the holders. Also remaining are convertible notes totaling $1,300,000 issued to Mr. Martin and Mr. Atkins as part of their agreement to acquire LandOak and to satisfy certain loan reduction requirements of LandOak. The $1,300,000 notes payable to Mr. Martin and Mr. Atkins converts at a rate of $0.07 per share, similar to terms given to investors of the Phase I Private Placement.

(A2)	Represents the elimination of intercompany amounts due to and from the parties. Amounts include a due to AGT from A-G Tech of $3,262,500 and a due from A-G Tech to AGT of $3,262,500. Also represents: (1) assets and liabilities not assumed in the stock sale agreement consisting of $25,000 in cash and $149,423 of deferred compensation to members of A-G Tech and (2) the repayment of $50,000 in notes payable.

(A3)	Additional funds of $426,055 raised during the Company’s Phase II Private Placement offerings, representing the minimum amounts needed to satisfy the requirements of the Term Sheet between the Company and A-G Tech. Accrual of fundraising commissions totaling $408,758.

(A4)	Represents the conversion of notes payable, notes payable-related parties and other obligations of the Company to equity as follows:

Description	Per Share	Amount
Phase I Private Placement - non-related parties	$0.07	$3,293,516
Phase II Private Placement	0.11	1,161,155
Assumed note payable - Mr. Martin	0.11	100,000

		$4,554,671

Phase I Private Placement - related parties	0.07	$931,250
Notes payable - Mr. Martin and Mr. Atkins	0.07	1,300,000
Assumed bank obligation - Mr. Martin	0.11	347,500
Assumed note payable - Mr. Martin	0.11	50,000
Note payable - Tennessee Center for Research & Development	0.07	225,000

		$2,853,750

Assumed obligation - Mr. Martin and Mr. Atkins	0.11	$628,293

Accrued wages and consulting fees	0.11	$57,731
Assumed note payable interest - Mr. Martin	0.11	53,500
Accrued interest satisfied with Phase I conversions		285,014

		$396,245

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